811-2320



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2



       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 /X/

                                Amendment No. 17

                        (Check appropriate box or boxes)



                             VESTAUR SECURITIES FUND
                   (As successor to Vestaur Securities, Inc.)
 -------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                    123 S. Broad St., Philadelphia, PA 19109
 -------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, Including Area Code (215) 567-3969
 -------------------------------------------------------------------------------

                                   Dung Vukhac
                                    President
                             Vestaur Securities Fund
                                   c/o PA 4822
                                  Wachovia Bank
                               123 S. Broad Street
                             Philadelphia, PA 19109
 -------------------------------------------------------------------------------
                     (Name of Address of Agent for Service)


With a Copy to:
                    Audrey C. Talley                Maureen E. Towle
                    Drinker Biddle & Reath LLP      Evergreen Investments
                    One Logan Square                200 Berkeley Street
                    18th & Cherry Streets           26th floor
                    Philadelphia, PA  19103-6996    Boston, MA 02116-5034


         Pursuant to Rule 414 under the Securities Act of 1933 (the "Securities Act"), by this amendment to Registration Statement No. 2-47081/811-2320 of Vestaur Securities, Inc., a Delaware corporation, the Registrant hereby adopts the Registration Statement of such corporation with respect to Vestaur Securities Fund, a Delaware statutory trust, thereof under the Securities Act and the notification of registration and Registration Statement of such corporation under the Investment Company Act of 1940 (the "1940 Act").

                              CROSS REFERENCE SHEET

Part A - INFORMATION REQUIRED IN A PROSPECTUS                    Location
                                                                 --------
Item 1.      Outside Front Cover                                  Not Applicable
Item 2.      Inside Front and Outside Back Cover Page             Not Applicable
Item 3.      Fee table and Synopsis                               Not Applicable
Item 4.      Financial Highlights                                 Not Applicable
Item 5.      Plan of Distribution                                 Not Applicable
Item 6.      Selling Shareholders                                 Not Applicable
Item 7.      Use of Proceeds                                      Not Applicable
Item 8.      General Description of the Registrant                Item 8
Item 9.      Management                                           Item 9
Item 10.     Capital Stock, Long-Term Debt, and Other
             Securities                                           Item 10
Item 11.     Defaults and Arrears on Senior Securities            Item 11
Item 12.     Legal Proceedings                                    Item 12
Item 13.     Table of Contents of the Statement of Additional
             Information                                          Item 13

Part B. - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
Item 14.     Cover Page                                           Not Applicable
Item 15.     Table of Contents                                    Part A, Item 13
Item 16.     General Information and History                      Part A, Item 8
Item 17.     Investment Objective and Policies                    Part A, Item 8
Item 18.     Management                                           Part A, Item 9
                                                                  and Item 18
Item 19.     Control Persons and Principal Holders of Securities  Item 19
Item 20.     Investment Advisory and Other Services               Part A, Item 9
Item 21.     Brokerage Allocation and Other Practices             Part A, Item 8
Item 22.     Tax Status                                           Part A, Item 10
Item 23.     Financial Statements                                 Incorporated by
                                                                  Reference to Annual
                                                                  Report to Shareholders
                                                                  filed with the Commission

Part C  - OTHER INFORMATION
Item 24.     Financial Statements and Exhibits                    Financial Data Schedule
                                                                  and Exhibit List
Item 25.     Marketing Arrangements                               Not Applicable
Item 26.     Other Expenses of Issuance and Distribution          Not Applicable
Item 27.     Persons Controlled by or Under Common Control        Item 27
Item 28.     Number of Holders of Securities                      Item 28
Item 29.     Indemnification                                      Item 29
Item 30.     Business and Other Connections of Investment


             Advisor                                       Item 30
Item 31.     Location of Accounts and Records                     Item 31
Item 32.     Management Services                                  Item 32
Item 33.     Undertakings                                         Item 33

                                     PART A

                       INFORMATION REQUIRED IN PROSPECTUS


Item 8.   Description of the Registrant
          -----------------------------

          As of a shareholder vote at a special meeting on May 21, 2004, Registrant is a statutory trust formed on May 26, 2004 under the laws of the State of Delaware. Also as of May 26, 2004, the Registrant changed its name from Vestaur Securities, Inc. to Vestaur Securities Fund.

          Registrant is a closed-end, diversified management investment company.

          Investment Objectives and Policies
          ----------------------------------

          (a) The primary investment objective of the Registrant is to seek a high level of current income for its shareholders through investment in a diversified portfolio of fixed income securities which management considers to be of high quality. Capital appreciation will be a secondary investment objective. In seeking to achieve its objectives, management may utilize the Registrant's ability to expand its investments through borrowings and may engage in short-term trading of debt securities. There can be no assurance that the Registrant's investment objective will be attained. In pursuing its objectives the Registrant's assets will be invested in the following manner:

               A. At least 75% of the Registrant's total assets will be invested in the following types of income-producing debt securities:

                     (1) marketable and privately placed straight debt securities which are rated at the time of purchase within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB);

                     (2) marketable securities of, or guaranteed by, the United States Government, its agencies or instrumentalities;

                     (3) U.S. dollar-denominated securities of a foreign issuer;

                     (4) obligations of, or guaranteed by, U.S. banks or U.S. bank holding companies, (i.e., companies whose primary assets are U.S. banks) which obligations, although not rated as a matter of policy by either
Moody's Investors Service, Inc. or Standard & Poor's

Corporation, are considered by management to have investment quality comparable to securities which may be purchased under Item (1) above;

                     (5) commercial paper; and

                     (6) preferred securities with attributes of debt securities.


          B. Up to 25% of the Registrant's total assets may consist of:

                     (1) debt securities not included in Items (1) through (5) above;

                     (2) securities which may be convertible into or exchangeable for, or carry warrants to purchase, common stock or other equity interests; and

                     (3) preferred stocks.

     In making purchases within the above guidelines, the Registrant will not invest more than 25% of the value of its total assets in securities which have been acquired through private placement transactions (restricted securities).

     The foregoing percentage limitations will apply at the time of the purchase of securities. Securities received upon conversion or upon exercise of warrants and securities remaining upon the breakup of units or detachment of warrants may be retained to permit advantageous disposition.

     The Registrant intends to use short-term trading as a means of managing its portfolio to achieve its investment objectives. As used herein, "Short-Term Trading" means selling securities held for a relatively brief period of time, usually less than three months. Short-term trading will be used by the Registrant primarily in two situations:

               (1) Market Developments. A security may be sold to avoid depreciation in what the Registrant anticipates will be a market decline (a rise in interest rates) or a security may be purchased in anticipation of a market rise (a decline in interest rates) and later sold; and

               (2) Yield Disparities. A security may be sold and another of comparable quality purchased at approximately the same time in order to take advantage of what the Registrant believes is a temporary disparity in the normal yield relationship between the two securities (a "yield disparity").

     Short-term trading to take advantage of a yield disparity may be undertaken even if levels of interest rates remain unchanged. Yield disparities occur frequently for reasons not directly related to the investment quality of the respective issues or the general movement of interest rates, but may result from changes in the overall demand for or supply of various types of bonds, changes in the investment objectives or the cash requirements of investors, and the requirements of dealers to correct long or short inventory positions.

     Short-term trading techniques will be used principally in connection with higher quality, non-convertible debt securities, which are often better suited for short-term trading because the market in such securities is generally of greater depth and offers greater liquidity than the market in debt securities of lower quality. It is anticipated that short-term trading will be less applicable to convertible securities, since such securities will usually be purchased when the Registrant believes that the market value of the underlying equity security is likely to appreciate over a period of time.

     The Registrant will engage in short-term trading if it believes the transactions, net of costs (including commission, if any), will result in improving the appreciation potential or income of its portfolio. Whether any improvement will be realized by short-term trading will depend upon the ability of the Registrant to evaluate particular securities and anticipate relevant market factors, including interest rate trends and variations from such trends. Short-term trading such as that contemplated by the Registrant places a premium upon the ability of the Registrant to obtain relevant information, evaluate it promptly, and take advantage of its evaluation of completing transactions on a favorable basis.

     The Registrant may borrow funds on an unsecured basis to purchase securities, provided that the aggregate amount of such borrowings does not exceed 20% of the value of the total assets of the Registrant immediately after giving effect to such borrowings. Such borrowings may be represented by demand notes, which could be called at a time when it might be disadvantageous for the Registrant to sell securities in order to repay the loan. The extent to which the Registrant borrows will depend upon the availability of funds, as well as the cost of borrowing from time to time as compared with the possible benefit the Registrant expects to achieve therefrom. If the Registrant uses borrowed funds to make additional investments, any income derived from the additional funds in excess of the interest which the Registrant will have to pay thereon, will cause the Registrant's net income to rise more rapidly than if borrowing were not used. Conversely, if the income from the securities purchased with the borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Registrant will decline more rapidly than if borrowing were not used. The Registrant will not borrow funds from First Union National Bank or its affiliates.

     Except as otherwise stated, the investment objectives and policies of the Registrant may be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities.

        (b) The following fundamental policies of the Registrant may not be changed without the approval of a majority of the Registrant's outstanding voting securities.

               The Registrant will not:

               (1) Issue senior securities (as defined in the Investment Company Act of 1940, as amended) except insofar as any borrowing permitted in Item (2) below might be considered to be the issuance of senior securities.

               (2) Make short sales, except against the box; purchase securities on margin, except that it may obtain such short-term credits as may be necessary for the clearance of purchases or sales of securities; invest in puts, calls or combinations thereof.

               (3) Borrow money except:

                    (i) On an unsecured basis to purchase securities, provided that the aggregate amount of such borrowings does not exceed 20% of the value of the total assets of the Registrant immediately after giving effect to such borrowings; and

                    (ii) From banks for temporary or emergency purposes in an amount not exceeding 5% of the value of its total assets.

               (4) Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws. The Registrant will not invest more than 25% of the value of its total assets in securities which have been acquired through private placement transactions (restricted securities).

               (5) Concentrate its investments in any particular industry; provided, however, it may invest up to 25% of the value of its total assets in the securities of the issuers in any one industry. Utility companies, gas, electric, water and telephone companies will be considered as separate industries.

               (6) Purchase and sell real estate, except it may purchase or sell securities issued by companies owning real estate or interests therein.

               (7) Purchase and sell commodities or commodity contracts.

               (8) Make loans to other persons, except for the purchase of debt securities through private placements (restricted securities) in accordance with the Registrant's investment objectives and policies and repurchase agreements.

               (9) The Registrant deems the following to be matters of fundamental policy also:

                    (i) The Registrant may not purchase or retain the securities of any issuer, if, to the Registrant's knowledge, those officers or Trustees of the Registrant or of the Registrant's investment advisor who individually own beneficially more than 0.5% of the outstanding securities of such issuer, together own beneficially more than 5% of such outstanding securities.

                    (ii) The Registrant will not invest more than 25% of the value of its total assets in securities of, or guaranteed by, the Government of Canada or of a Province of Canada or any instrumentality or political subdivision thereof.

                    (iii) The Registrant will not participate on a joint or a joint and several basis in any securities trading account.

                    (iv) The Registrant will not invest more than 5% of the value of its total assets in the securities of any one issuer (other than cash items and securities of the United States Government or its agencies or instrumentalities) or purchase more than 10% of any class of the outstanding voting securities of any one issuer;

          (c) The following investment policies of Registrant are not deemed fundamental and may be changed by the Board of Trustees of Registrant without the vote of the holders of a majority of the Registrant's outstanding voting securities.

               The Registrant will not:

               (1) Invest for the purpose of exercising control or management.

               (2) Purchase the securities of other investment companies.

          The Registrant invests in the following short-term cash equivalent instruments in addition to commercial paper:

          Variable amount master demand notes. These are promissory notes that are payable on demand and that bear interest tied to a money market rate or index. The rate on the note is adjusted upward or downward each time the base rate changes. The payment obligations may be backed solely by the unsecured promise of the issuer to make payments when due.

          Repurchase Agreements. A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller a U.S. commercial bank or recognized U.S. securities dealer sells securities to a fund and agrees to repurchase the securities at the fund's cost plus interest within a specified period (normally one day). In these transactions, the securities purchased by the Registrant will be held by the Registrant's Custodian Bank until repurchased.

          The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the Registrant may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a court may determine that the underlying security is collateral for a loan by the Registrant and not within the control of the Registrant. As a result, the Registrant's ability to realize on such collateral may be automatically stayed. Finally, it is possible that the Registrant may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. While the Registrant's management acknowledges these risks, it is expected that they can be controlled through careful monitoring procedures.

          The Registrant uses pricing services to value securities traded in the over-the-counter market when such prices are believed to reflect the fair market value of such securities.

              Brokerage Allocation
              --------------------

          The Registrant paid no brokerage commissions during its three most recent fiscal years.

          The Registrant invests in debt instruments and all securities transactions are on a principal basis, so that Registrant pays no brokerage commission. In response to this item, Registrant has not included as brokerage commissions the amount of compensation on those principal transactions (i.e., new issues and secondary distributions) where the discount or concession was specified in the prospectus or fixed by the terms of the offering.

          The Registrant pays no commissions to brokers. In executing portfolio transactions, Evergreen Investment Management Company, LLC ("EIMC" or the "Advisor"), investment advisor to the Registrant, will seek the most favorable prices consistent with the best execution. Over-the-counter transactions, including transactions in listed securities whose primary market is believed to be over-the-counter, will be placed with principal market makers unless it has been determined that better price and execution are available elsewhere. So long as the Advisor believes it is obtaining the best price and execution, it will give consideration in placing portfolio transactions to dealers which furnish quotations for securities held in the portfolio of the Registrant. Receipt of research services is not a factor in selecting dealers. Registrant did not acquire any securities of its regular brokers or dealers or their parents during its most recent fiscal year.

             Share Price Data:
             ------------------

Registrant's shares of beneficial interest are listed on the American Stock Exchange, Symbol VES.

                                          2004
                                   High          Low
Fiscal Quarter 2/29
Net Asset Value                   14.34         14.01
Market Price                      13.51         12.91
Volume of Trading                 20,900        300


                                    2003                       2002
                           High           Low          High           Low
Fiscal Quarter 2/28
Net Asset Value            13.68          13.28        13.71          13.46
Market Price               13.71          12.45        14.40          13.43
Volume of Trading          30,000         400          25,700         1,200


Fiscal Quarter 5/31
Net Asset Value            14.23          13.43        13.60          13.31
Market Price               14.17          13.12        14.38          13.37
Volume of Trading          17,200         0            18,700         0


Fiscal Quarter 8/31
Net Asset Value            14.48          13.54        13.59          12.98
Market Price               13.76          12.26        14.10          12.66
Volume of Trading          23,000         300          31,300         300


Fiscal Quarter 11/30
Net Asset Value            14.10          13.71        13.48          12.73
Market Price               13.10          12.50        13.74          12.30
Volume of Trading          24,800         500          15,100         600

----------------------------------------
* (-%) Discount or (+%) Premium to net asset value. Historically, the Registrant's common stock (prior to May 26, 2004) and currently shares of beneficial interest have traded both above and below its net asset value.

Item 9.  Management
         ----------

          The Board of Trustees manages the Registrant pursuant to its responsibilities under the laws of the State of Delaware.

          The Registrant's advisor, EIMC, is a wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), a North Carolina-based, multi-bank holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"). Through its full-service banking subsidiaries, Wachovia provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. Wachovia also provides various other financial services, including mortgage banking, home equity lending, credits cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. Wachovia is the fourth largest bank holding company in the United States, based on assets at December 31, 2003. The principal executive office of Wachovia is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

              EIMC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034. EIMC has been managing mutual funds and private accounts since 1932 and managed over $109 billion in assets as of December 31, 2003, for the Evergreen family of mutual funds.

          Pursuant to the terms of the Advisory Agreement between EIMC and the Registrant, EIMC provides the Registrant with an investment program complying with the investment objectives, policies and restrictions of the Registrant and, in carrying out such program is responsible for the investment and reinvestment of the Registrant's assets. EIMC performs and absorbs the cost of research, statistical analysis and continuous complete supervision of the Fund's investment portfolio. In return for its advisory and other services and the expenses it assumes, under the terms of the Advisory Agreement, EIMC is entitled to receive a monthly fee at an annual rate of 0.5% of the average monthly net asset value of the Registrant plus 2.5% of the net amount of interest and dividend income after deducting interest on borrowed funds.

          Under the Advisory Agreement, EIMC causes the Fund to be furnished office space and all ordinary and necessary office facilities, equipment and personnel for managing the affairs of the Registrant. EIMC pays the fees, salaries or other remuneration of Trustees and officers of the Fund who also serve as Trustees, officers or employees of or special consultants to EIMC or any of its affiliated companies.

          Administrative services provided for by EIMC under the Advisory Agreement, are provided by Evergreen Investment Services, Inc. ("EIS"), an affiliated company of EIMC. EIS manages the day-to-day business administration of the Registrant.

          The Registrant paid advisory fees of $648,794 for fiscal year 2003, $649,470 for fiscal year 2002 and $664,141 for fiscal year 2001.

          Portfolio Management
          --------------------
         Richard Cryan and Doug Williams have primary responsibility for the day-to-day management of the Registrant's portfolio. Mr. Cryan has been a member of the Registrant's portfolio management team since 2001. Mr. Cryan is a Vice President and senior portfolio manager with EIMC. He has been employed at EIMC as an analyst from April 1992 to June 1994, and as a portfolio manager since June 1994. Mr. Williams has been a member of the Registrant's portfolio management team since 2001. He was promoted to Senior Vice President and Managing Director with EIMC in 2003, and is currently a senior portfolio manager and Director of EIMC's credit research group, a position he has held since 2001. Mr. Williams has been employed with EIMC since 1992.


          Affiliated Officers of the Registrant
          -------------------------------------

       The following table contains specific information about each principal officer of the Fund, including: address, date of birth, position and length of service with the Fund, and principal occupation and other affiliations during the last five years including offices held with EIMC, Wachovia and their affiliated companies.

                                   Office with the Fund,
Name, Address,                     Term of Office*, and        Principal Occupation and
and Date of Birth                  Length of Time Served       Other Affiliations for the Last Five Years
-----------------                  ---------------------       ------------------------------------------
Glen T. Insley                         Chairman                   Vice President and Managing Director of Risk Management,
Vestaur                                of the Board               EIMC; Senior Vice President, Wachovia.
c/o Evergreen Investments              since 1998
200 Berkeley St. 26th Floor
Boston, MA 02116
DOB: 7/7/1946

Dung Vukhac                            President                  Vice President and Managing Director of Client Services, EIMC;
Vestaur                                since 1995                 Senior Vice President, Wachovia; Formerly, Managing Director,
c/o Evergreen Investments                                         Senior Vice President, Fixed Income Services, CoreStates
200 Berkeley St. 26th Floor                                       Investment Advisers, Inc.
Boston, MA 02116
DOB: 1/1/1944

Carol A. Kosel                         Treasurer                  Senior Vice President, EIS.
200 Berkeley Street                    since 1999
Boston, MA 02116
DOB: 12/25/1963

Michael H. Koonce                      Secretary                  Senior Vice President and General Counsel, EIS; Senior Vice
200 Berkeley Street                    since 2003                 President and Assistant General Counsel, Wachovia.
Boston, MA 02116
DOB: 4/20/1960

* The term of office for each principal officer is until a successor is duly elected or qualified or until their death, resignation, retirement or removal from office.

      Glen T. Insley has direct responsibility for management of the Fund.
Dung Vukhac oversees investment management activities of the Fund. Carol A. Kosel is responsible for maintaining the books and records of the Fund and for working with the portfolio managers on a continuous basis to assure that accounting records are properly maintained and that monies of the Fund are fully invested at all times. Michael H. Koonce is responsible for the Fund's compliance with governing law.

            Custodian:
            ---------

            State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as custodian of the assets of the Registrant.

            Independent Auditors:
            -----------------------------

            KPMG LLP, 99 High Street, Boston, Massachusetts 02110, examines the Registrant's books and securities and audits the Registrant's financial statements.

            Transfer Agent and Dividend-Paying Agent:
            ----------------------------------------

            Equiserve, Inc., P.O. Box 43069, Providence, RI 02940-3069 is transfer agent and dividend paying agent for the Registrant. Registrant's Investment Advisory and Services Agreement provides that EIMC shall pay all fees and expenses of the Registrant's transfer agent and dividend disbursing agent.


            Control Persons
            ---------------

            As of April 30, 2004, no person controls the Registrant.


Item 10.    Capital Stock, Long-Term Debt, and Other Securities
            ---------------------------------------------------

            Registrant has only one class of beneficial interest, the par value of which is $0.001 per share. The Registrant has no long-term debt outstanding. The Registrant has no class of securities outstanding except shares of beneficial interest.

            Each share of beneficial interest has equal

            (i) dividend,
            (ii) voting,
            (iii) liquidation rights, and
            (iv) is not subject to further call or assessment by the Registrant.

          The shares of beneficial interest is not subject to any right of

          (i) pre-emption,
         (ii) conversion,
        (iii) redemption, and
         (iv) is not subject to any sinking fund provision.

          The rights of the holders of shares of beneficial interest may not be modified otherwise than by vote of a majority or more of the outstanding voting securities, voting as a class, except as described below.

          There is no restriction on the repurchase or redemption of shares of the Registrant while there is an arrearage in the payment of dividends or sinking fund installments.


             Article VIII of the Registrant's Agreement and Declaration of Trust requires the affirmative vote of not less than three-quarters of the shares outstanding and entitled to be cast thereon to authorize any of the following actions by the Trustees:

            (i) sale and conveyance of all or substantially all of the assets of all series or any affected series to another series or to any other corporation, association, trust or other organization, or a series thereof, for adequate consideration;

            (ii) merger with or into, consolidation or exchange of shares with any other entity; or

            (iii) sale and conversion into money all or substantially all of the assets of all series or any affected series of the Registrant.

            Provided, however, if at least three-quarters of the Trustees then in office have approved the transactions in (i) or (ii) above, then such actions may be approved by the affirmative vote of a majority of the shares outstanding and entitled to vote.


          Automatic Dividend Investment Plan
          ----------------------------------

          Any registered shareholder of Vestaur Securities Fund may participate in the Automatic Dividend Investment Plan (the "Plan"), with the exception of brokers and nominees of banks and other financial institutions. A beneficial owner, whose shares are registered in the name of another (e.g., in a broker's "street name") who desires to participate in the Plan, must become a registered holder by having the shares transferred to his or her name.

          To participate in the Plan, the shareholder must complete and forward an enrollment authorization form to the Plan agent. This form authorizes the Plan agent to receive the shareholder's dividends and other distributions from the Registrant in additional shares of beneficial interest. The additional shares will be issued by the Registrant, if the net asset value per share is equal to or lower than the market price of the Registrant's shares of beneficial interest plus brokerage commissions or sufficient shares of beneficial interest cannot be purchased in the market. The newly issued shares will be valued in accordance with the Plan. If the net asset value per share is higher than the market price of the Registrant's shares of beneficial interest plus brokerage commissions, the additional shares will be purchased in the open market and the cost of the brokerage commissions will be charged against the amounts invested.

          Shareholders have the option of receiving their dividends in cash or in the Registrant's shares of beneficial interest in accordance with the Registrant's Automatic Dividend Investment Plan. For those dividends paid in shares of beneficial interest, the Registrant attempts to repurchase enough shares of beneficial interest in the market to satisfy its dividend needs. If the market price of the shares of beneficial interest plus brokerage commission equals or exceeds the net asset value or sufficient shares of beneficial interest cannot be repurchased in the market, the Registrant will issue new shares and record the shares of beneficial interest at the greater of (i) the per share net asset value, or (ii) 95% of the market price per share as of the close of business on the last trading day of the month in which the dividend or other distribution is paid. Distributions from net realized capital gains, if any, are paid at least annually.

          Shares will be held by EquiServe, the Plan agent. Shareholders receive a statement each time shares are distributed by the Registrant or purchased by the shareholder.

          There is no direct charge for Plan participation. The administrative costs of the Plan are paid out of the investment advisory fees received from the Registrant by its investment advisor, EIMC.

          If dividends and other distributions are reinvested, they will be subject to capital gains and income taxes as if they were paid to you in cash. Shareholders may terminate their participation in the Plan at any time by giving written notice to the Plan agent.

          A shareholder may terminate his or her participation in the Plan by giving notice to the Plan agent. The shareholder is entitled to a share certificate for the number of full shares credited to his or her account (or cash if he or she so elects) and a check for any fractional shares valued at the then current market price of the share, less costs.

          Additional information on the Plan can be obtained by writing to EquiServe, P.O. Box 43069, Providence, RI 02940-3069, 1-781-575-2724.


          Tax Status and Distributions
          ----------------------------
          The Registrant has qualified and intends to continue to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Thus, the Registrant does not intend to incur any federal income tax liability since it is expected to distribute all of its net investment company taxable income and net capital gains, if any, to its shareholders. The Registrant also intends to avoid any excise tax liability by making the required distributions under the Code. Accordingly, no provision for federal taxes is required. To the extent that realized capital gains can be offset by capital loss carryforwards, it is the Registrant's policy not to distribute such gains.

          Dividends to shareholders from net investment income are declared and paid on a quarterly basis. These dividends are recorded on the ex-dividend date.

          Distributions are taxable ordinary income or capital gains. Shareholders may be proportionately liable for taxes on income and gains of the Registrant, but shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. Registrant will inform shareholders of the amount and nature of the income or gains.

          Income and capital gains distributions to shareholders are determined in accordance with income tax regulations, which may differ from generally accepted accounting principles. Reclassifications have been made to the Fund's components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to premium amortization and discount accretion. These reclassifications had no effect on the Registrant's net assets or net asset value per share.

          Outstanding securities as of March 31, 2004:

                                 (3)                        (4)
                                 Amount held by Registrant  Amount outstanding
(1)               (2)            or for its Accounts        Exclusive of Amount
Title of Class    Amount                                    Shown Under (3)
                  Authorized
--------------    -----------    -------------------------- -------------------
Common Stock      10,000,000     -0-                        6,932,054




Item 11.  Defaults and Arrears on Senior Securities
          -----------------------------------------

          Not Applicable

Item 12.  Legal Proceedings
          -----------------

          The Registrant and its investment advisor are not a party to any material pending legal proceedings that are likely to have a material adverse effect on the Registrant, or on the ability of the investment advisor to perform its contract with the Registrant, other than ordinary routine litigation incidental to their business.


Item 13.  Table of Contents of the Statement of Additional Information
          ------------------------------------------------------------

          1. Management

          2. Control Persons and Principal Holders of Securities.

                                     PART B

           INFORMATION REQUIRED IN STATEMENT OF ADDITIONAL INFORMATION


Item 18.    Management
            ----------

            Board of Trustees:


Independent Trustees:
                                                                                                                Dollar Range of
                                                        Principal Occupation and Other           Other         Investment in the
                              Position                  Affiliations for                      Directorships        Fund as of
Name, Address                 with the     Trustee      the Last Five Years                 Held By Trustee    January 31, 2004
and Date of Birth               Fund       Since(1)
-----------------             --------     --------    ------------------------------      ------------------  ------------------
Steven S. Elbaum(2)(3)(4)      Trustee       1999      Chairman and Chief Executive              None           $10,001-$50,000
Vestaur                                                Officer of The Alpine Group,
c/o Evergreen Investments                              Inc. (holding company); Chairman
200 Berkeley St. 26th Floor                            of the Board of Spherion
Boston, MA 02116                                       Corporation (staffing and
DOB: 12/27/1948                                        consulting); Formerly, Chairman
                                                       of the Board of Superior
                                                       Telecom, Inc. (wire and cable
                                                       producer).


Paul B. Fay, Jr.               Trustee       1972      President and Financial                   None           $10,001-$50,000
Vestaur                                                Consultant, The Fay Improvement
c/o Evergreen Investments                              Company (service provider to
200 Berkeley St. 26th Floor                            money managers); Trustee of
Boston, MA 02116                                       Odell Charitable Foundation and
DOB: 7/8/1918                                          Naval War College Foundation
                                                       (Emeritus); Director,
                                                       First American
                                                       Corporation (financial
                                                       holding company);
                                                       Director, OptimumBank.com
                                                       (commercial bank);
                                                       Director, Retirement
                                                       Capital Group
                                                       (investments); Formerly,
                                                       Director, Compensation
                                                       Resource Group
                                                       Incorporated (national
                                                       executive compensation
                                                       consulting firm).

John C. Jansing(2)             Trustee       1972      Director, The Alpine Group, Inc.        Director         $10,001-$50,000
Vestaur                                                (holding company); Director          Emeritus, Lord
c/o Evergreen Investments                              Emeritus, Lord Abbett & Co.           Abbett & Co.
200 Berkeley St. 26th Floor                            (managed group of mutual funds);
Boston, MA 02116                                       Formerly, Director, Superior
DOB: 11/2/1925                                         Telecom, Inc. (wire and cable
                                                       producer).

Charles P. Pizzi               Trustee       1997      President and Chief Executive             None              $0-$10,000
Vestaur                                                Officer, Tasty Baking Company
c/o Evergreen Investments                              (food products); Formerly,
200 Berkeley St. 26th Floor                            President, Greater Philadelphia
Boston, MA 02116                                       Chamber of Commerce.
DOB: 10/1/1950


Philip R. Reynolds(2)(3)(4)    Trustee       1972      Treasurer and Trustee of J.               None           $10,001-$50,000
Vestaur                                                Walton Bissell Foundation
c/o Evergreen Investments                              (independent foundation).
200 Berkeley St. 26th Floor
Boston, MA 02116
DOB: 6/28/1927


Marciarose Shestack(3)         Trustee       1972      Freelance broadcast journalist            None           $10,001-$50,000
Parkway House                                          and public relations consultant.
Vestaur
c/o Evergreen Investments
200 Berkeley St. 26th Floor
Boston, MA 02116
DOB: 2/15/1934


Robert E. Shultz(4)            Trustee       1999      Partner, TSW Associates            Director, General        $0-$10,000
Vestaur                                                (executive recruiting);               Motors Asset
c/o Evergreen Investments                              Chairman, Membership Committee,       Management,
200 Berkeley St. 26th Floor                            Institute for Quantitative          Absolute Return
Boston, MA 02116                                       Research in Finance (research);      Strategies
                                                       Director, General Motors Asset            Fund
DOB: 3/21/1940                                         Management, Absolute Return
                                                       Strategies Fund (investments);
                                                       Director, LIM Asia Arbitrage
                                                       Fund (investments); Special
                                                       Adviser, International Pension
                                                       and Economic Research Institute,
                                                       Tokyo, Japan (investments);
                                                       Member, Investment Advisory
                                                       Committee, Christian Brothers
                                                       Investment Services
                                                       (investments); Member,
                                                       Investment Sub-Committee,
                                                       Ascension Health (investments);
                                                       Member, Investment Advisory
                                                       Committee, RCP Advisors; Member,
                                                       Advisory Committee, Resolution
                                                       Capital (investments).

Interested Trustees:
                                                                                                                   Dollar Range of
                              Position                                                           Other            Investment in the
Name, Address                 with the      Trustee     Principal Occupation and Other        Directorships          Fund as of
and Date of Birth               Fund       Since (1)    Affiliations for the Last Five Years  Held by Trustee      January 31, 2004
-----------------             ---------    ---------   -------------------------------------  ---------------      ---------------
  Glen T. Insley(4)(5)         Trustee       1998      Vice President and Managing               None             $0-$10,000
  Vestaur                        and                   Director of Risk Management,
  c/o Evergreen Investments   Chairman                 EIMC; Senior Vice President,
  200 Berkeley St. 26th                                Wachovia.
  Floor
  Boston, MA 02116
  DOB: 7/7/1946

  Dung Vukhac(5)
  Vestaur                      Trustee       2001      Vice President and Managing               None             $0-$10,000
  c/o Evergreen Investments      and                   Director of Client Services,
  200 Berkeley St. 26th       President                EIMC; Senior Vice President,
  Floor                                                Wachovia; Formerly, Managing
  Boston, MA 02116                                     Director, Senior Vice President,
  DOB: 1/1/1944                                        Fixed Income Services,
                                                       CoreStates Investment Advisers.

(1) All Trustees are elected to serve a one-year term.
(2) Member of Audit Committee.
(3) Member of Executive Committee.
(4) Member of Performance Committee.
(5) "Interested" trustee, as defined under the 1940 Act.

            The Board of Trustees held four regular meetings and no special meetings in fiscal year 2003. The Board of Trustees has appointed an Executive Committee consisting of Steven S. Elbaum, Philip R. Reynolds and Marciarose Shestack. The Executive Committee oversees the preparation of the agenda for Board Meetings and acts on routine matters between scheduled Board meetings. The Executive Committee did not meet during fiscal year 2003. The Board of Trustees has also appointed an Audit Committee, as defined by Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The purpose of the Audit Committee is to evaluate financial management, meet with the auditors and deal with other matters of a financial nature that it deems appropriate. The Audit Committee met twice during fiscal year 2003. The Audit Committee consists of Steven S. Elbaum, John C. Jansing and Philip R. Reynolds. Each member of both the Executive Committee and the Audit Committee is "disinterested," as defined under the 1940 Act. The Board of Trustees also has appointed a Performance Committee. The purpose of the Performance Committee is to review all activities involving investment-related issues and activities of EIMC and to assess the performance of the Fund. The Performance Committee met twice during fiscal year 2003. The Performance Committee consists of Steven Elbaum, Phillip Reynolds, Robert Shultz and Glen Insley.

            At the regular meeting of the Board of Trustees held on March 10, 2004, the Trustees authorized the Board's Executive Committee to adopt policies and procedures regarding its consideration of any Trustee candidates recommended by shareholders of the Registrant. The Executive Committee presented the policies and procedures to the Board at the Board meeting held on May 12, 2004. The Executive Committee Charter has been amended to reflect the policies and procedures adopted by the Board as at that meeting. These policies and procedures are available upon request, without charge, by writing Vestaur Securities Fund, c/o Evergreen Investment Services, Inc., at 200 Berkeley Street
- 26th Floor, Boston, Massachusetts 02116-5034.

          Officers:
          ----------

          See Item 9 Management--Affiliated Officers of the Registrant.

                               COMPENSATION TABLE
                               ------------------

          Each of the Trustees of the Registrant who are not affiliated persons (as defined in the Investment Company Act of 1940, as amended) of the Advisor, or of its parent, receives an annual fee of $7,000, and $200 for each Board meeting attended, as compensation for services. The Registrant also pays such Board members $100 for each Executive Committee Meeting attended and $150 for each Audit Committee Meeting attended. The Registrant reimburses all Trustees who are not affiliated persons for expenses incurred in connection with attending meetings of the Board of Trustees. Fees, salaries or other remuneration of officers of the Registrant who also serve as Trustees, officers, employees or special consultants to the Advisor or any of its affiliated companies are borne by the Advisor or affiliate for whom the individual serves. All present officers are covered by this provision, and did not receive any compensation or expense reimbursement from the Registrant. The Trustees do not receive pension or retirement benefits from the Registrant. Since the Registrant is the only portfolio managed by EIMC that is overseen by the Trustees, the amounts listed as aggregate compensation in the table below are the same amounts that would have been listed as total compensation from the Registrant and the fund complex paid to the Trustees for the fiscal year November 30, 2003.

Independent Trustees:
                                   Aggregate Compensation
                                   From the Registrant For
Name and Position with the           Fiscal Year Ended
Registrant                            November 30, 2003
------------------------------        -----------------
Steven S. Elbaum,                           $8,250
Trustee

Paul B. Fay, Jr.,                           $7,800
Trustee

John C. Jansing,                            $8,250
Trustee

Charles P. Pizzi,                           $7,600
Trustee

Philip R. Reynolds,                         $7,900
Trustee

Marciarose Shestack,                        $7,800
Trustee

Robert E. Shultz,                           $7,800
Trustee
----------------------------------------------------------------
----------------------------------------------------------------

Interested Trustees:                       Aggregate Compensation
                                           From the Registrant For
                                              Fiscal Year Ended
Name and Position with the Registrant         November 30, 2003
-------------------------------------     -----------------------
Glen T. Insley,                                    $0
Trustee

Dung Vukhac,                                       $0
Trustee
----------------------------------------------------------------
----------------------------------------------------------------

            The Registrant and its investment advisor have each adopted a Code of Ethics (each filed herewith in this Amendment as an Exhibit -- See Part C) under Rule 17j-1 of the 1940 Act. These Codes of Ethics permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Registrant, so long as procedures called for in the Code are adhered to. These Codes of Ethics can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. The Codes of Ethics are available on the EDGAR Database on the Commission's Internet site at http://www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.

            The Registrant has adopted policies and procedures to determine how to vote proxies relating to portfolio securities. These policies and procedures are available upon request, without charge, by writing Vestaur Securities Fund, c/o Evergreen Investment Services, Inc., at 200 Berkeley Street - 26th Floor, Boston, Massachusetts 02116-5034.

Item 19.  Control Persons and Principal Holders of Securities
          ---------------------------------------------------

          As of April 30, 2004, there was no control person of the Registrant. No person is known by the Registrant to own of record or beneficially five percent or more of any class of the Registrant's outstanding equity securities.

          The Trustees and officers of the Registrant as a group own less than 1% of the outstanding shares of beneficial interest of the Registrant.

                                     PART C

                                OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.
          ---------------------------------

      1.  Financial Statements for 11/30/2003 fiscal year end*
                Schedule of Investments
                Statement of Assets and Liabilities
                Statement of Operations
                Statements of Changes in Net Assets
                Financial Highlights
                Notes to Financial Statements
                Independent Auditors' Report

                *Incorporated by reference to Registrant's Annual Report to Shareholders filed with the Commission.


      2. Exhibits. (Filed herewith, unless otherwise noted)
          --------

          (a)(1) Registrant's Certificate of Trust.

          (a)(2) Registrant's Agreement and Declaration of Trust.

          (b) Registrant's By-laws.

          (c) Not Applicable.

          (d) See 2(a) above, specimen copy of Stock Certificate for Registrant's shares. Incorporated by reference to Amendment No. 3 to Form S-4 Registration Statement No. 2-46065 for Registrant filed on November 29, 1972.

          (e) Automatic Dividend Investment Plan.

          (f) Not Applicable.

          (g) Investment Advisory and Services Agreement between Registrant and Evergreen Investment Management Company, LLC.

          (h) Not Applicable.

          (i) Not Applicable.

          (j)(1) Custodian Contract. Incorporated by reference to Amendment No. 16 to Registrant's Registration Statement on Form N-2 filed on March 31, 1999.

          (j)(2) Assumption Agreement to the Custodian Contract.

          (k) Transfer Agency and Services Agreement for Registrant between Evergreen Investments, EquiServe Trust Company, N.A. and EquiServe, Inc.

          (l) Not Applicable.

          (m) Not Applicable.

          (n) Consent of Auditors.

          (o) Agreements or understandings in consideration of providing initial capital. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement on Form N-2 filed on March 28, 1989.

          (p) Not Applicable.

          (q) Not Applicable.

          (r)(1) Code of Ethics for Registrant.

          (r)(2) Code of Ethics for Evergreen Investment Management Company,
LLC.


Item 25.  Marketing Arrangements.
          ----------------------

          Not Applicable.

Item 26.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

          Not Applicable.

Item 27.  Persons Controlled by or Under Common Control.
          ---------------------------------------------

          None.

Item 28.  Number of Holders of Securities.
          --------------------------------

          As of March 31, 2004:

                Title of Class                  Number of Record Holders
                ----------------                -----------------------
                Common Stock                             7,804


Item 29.  Indemnification.
          ---------------

          Section 3817 of the Delaware Statutory Trust Act provides that a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands. Section 4 of Registrant's Agreeement and Declaration of Trust provides generally that each of its Trustees, officers, employees or agents is to be reimbursed for any litigation expenses and liabilities incurred in his capacity as such while acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, provided that if it is a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination as to whether the Trustee, officer, employee or agent has met the required standards of conduct is made by majority vote or Trustees who are not parties to the litigation, by independent legal counsel or by the shareholders of the Registrant. Section 4 provided further that no such person is to be indemnified (a) in respect of any claim by or in the right of Registrant as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to Registrant unless a court deems him to be fairly and reasonably entitled to indemnity or (b) against any liability to Registrant or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

         Provisions for the indemnification of the Registrant's Trustees and officers are contained in the Registrant's Agreement and Declaration of Trust.

         Provisions for the indemnification of the Registrant's Advisor and Administrator are contained in the Investment Advisory and Services Agreement.

         Provisions for the indemnification of EquiServe, Inc., the Registrant's transfer agent, are contained in the Transfer Agency and Service Agreement among Registrant, EquiServe Trust Company, N.A. and EquiServe, Inc.


Item 30.  Business and Other Connections of Investment Advisor.
          -----------------------------------------------------

          The Directors and principal executive officers of Wachovia Corporation are:

         G.  Kennedy Thompson          Chairman, Chief Executive Officer,
                                       President and Director, Wachovia
                                       Corporation and Wachovia Bank, N.A.

         Mark C. Treanor               Executive Vice President, Secretary and
                                       General Counsel, Wachovia Corporation;
                                       Secretary and Executive Vice President,
                                       Wachovia Bank, N.A.

         Robert P. Kelly               Senior Executive Vice President
                                       and Chief Financial Officer, Wachovia
                                       Corporation and Wachovia Bank, N.A.

         All of the above persons are located at the following address:
Wachovia Corporation, One Wachovia Center, Charlotte, NC 28288.

         The information required by this item with respect to Evergreen Investment Management Company, LLC is incorporated by reference to the Form ADV (File No. 801-8327) of Evergreen Investment Management Company, LLC.

Item 31.  Location of Accounts and Records.
          --------------------------------

            All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

            Evergreen Investment Services, Inc. and Evergreen Investment Management Company, LLC, all located at 200 Berkeley Street, Boston, Massachusetts 02116.

            Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288.

            State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171.

            EquiServe, Inc., P.O. Box 43069, Providence, RI 02940-3069, 1-781-575-2724.


Item 32.  Management Services.
          -------------------

          Not Applicable.

Item 33.  Undertakings.
          -------------

          Not Applicable.

          This amendment to the Registration Statement of Registrant is filed under only the Investment Company Act of 1940, as amended.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 27th day of May 2004.


                                            VESTAUR SECURITIES FUND


                                           By:  /s/ Glen T. Insley*
                                               ----------------------------
                                               Glen T. Insley
                                               Chairman of the Board


/s/ Audrey C. Talley
-------------------------------------
* By Audrey C. Talley
  pursuant to power of attorney

                                 EXHIBIT INDEX

Item 24.

        (a)(1)     Registrant's Certificate of Trust
        (a)(2)     Registrant's Agreement and Declaration of Trust
        (b)        Registrant's By-laws
        (e)        Automatic Dividend Investment Plan.
        (g) Investment Advisory and Services Agreement between Registrant and Evergreen Investment Management Company, LLC
        (j)(2)     Assumption Agreement to the Custodian Contract.
        (k) Transfer Agency and Services Agreement for Registrant between Evergreen Investments, EquiServe Trust Company, N.A. and EquiServe, Inc.
        (n)        Consent of Auditors
        (r)(1)     Code of Ethics for the Registrant
        (r)(2)     Code of Ethics for the Evergreen Investment Management
                   Company, LLC